UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2021

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2021, Century Communities, Inc. (the “Company”) and its subsidiary guarantors party thereto (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with BofA Securities, Inc., as representative of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”), with respect to the sale and issuance by the Company of $500 million aggregate principal amount of its 3.875% Senior Notes due 2029 (the “Notes”) in a private offering (the “Offering”), exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The Offering of the Notes is expected to close on August 23, 2021, subject to customary closing conditions.

The Company intends to use a portion of the net proceeds from the Offering to finance the aggregate redemption price to be paid in connection with the Company’s previously announced redemption (the ‘‘Redemption’’) of all $400 million aggregate principal amount of its 5.875% Senior Notes due 2025 outstanding.  Following the Redemption, the Company intends to use the remaining net proceeds from the Offering for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Guarantors, and customary closing conditions and termination provisions.  Under the terms of the Purchase Agreement, the Company and Guarantors have agreed to indemnify the Initial Purchasers and their controlling persons against certain liabilities or to contribute to payments that the Initial Purchasers may be required to make in respect of those liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “8-K”) and is incorporated herein by reference.

This 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other security.

Forward-Looking Statements

This 8-K contains forward-looking statements within the meaning of the federal securities laws, and such statements should not be interpreted to be guarantees of future performance or results.  Forward-looking statements are based on the Company’s current beliefs or expectations with respect to future events, and are subject to assumptions and unknown risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the beliefs or expectations expressed in or suggested by the forward-looking statements.  Forward-looking statements in this 8-K include statements relating to, among other things, the intended use of proceeds or other aspects of the Offering of the Notes and the Redemption.  Actual events and/or results may differ materially from those projected in such forward-looking statements.  Please see the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other reports filed with the U.S. Securities Exchange Commission for factors that could cause actual results to differ materially from those expressed in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Purchase Agreement, dated August 3, 2021, among Century Communities, Inc., the Guarantors party thereto, and BofA Securities, Inc., as representative of the initial purchasers named in Schedule A thereto.

104	The cover page from this current report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021	Century Communities, Inc.

	By:	/s/ David Messenger
		Name:	David Messenger
		Title:	Chief Financial Officer and Secretary